Exhibit 10.20

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Allen Lam (“Executive”) and Advanced Analogic Technologies, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Executive was employed by the Company as its Director of Operations;

WHEREAS, Executive signed an Employee Proprietary Information Agreement with the Company on November 4, 1998 (the “Confidentiality Agreement”);

WHEREAS, the Company and Executive have entered into Stock Option Agreements (the “ISO Agreements”), dated December 22, 1998 (the “December 1998 ISO”); June 15, 1999 (the “June 1999 ISO”); August 15, 1999 (the “August 1999 ISO”); January 4, 2002 (the “January 2002 ISO”); November 24, 2003 (the “November 2003 ISO”); and September 14, 2004 (the “September 2004 ISO”) (collectively, the “ISOs”), granting Executive the option to purchase shares of the Company’s common stock subject to the terms and conditions of the Company’s 1998 Stock Plan;

WHEREAS, the Company and Executive have entered into Stock Option Agreements (the “NSO Agreements”) dated October 26, 2005 (the “October 2005 NSO”); November 6, 2006 (the “November 2006 NSO”); October 31, 2007 (the “October 2007 NSO”); October 29, 2008 (the “October 2008 NSO”); February 10, 2009 (the “February 2009 NSO”); July 27, 2009 (the “July 2009 NSO”); and February 9, 2010 (the “February 2010 NSO”), granting Executive the option to purchase shares of the Company’s common stock subject to the terms and conditions of the Company’s 2005 Equity Incentive Plan;

WHEREAS, the Company terminated Executive’s employment with the Company effective September 30, 2010 (the “Termination Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS

1. Consideration.

a. Payment. The Company agrees to pay Executive a lump sum equivalent to six months of Executive’s base salary, for a total of One Hundred and Nineteen Thousand Thirty

Seven Dollars and Sixty Cents ($119,037.60), less applicable withholding. This payment will be made to Executive within ten (10) business days after the Effective Date of this Agreement.

b. Stock Option Acceleration. Executive understands and acknowledges that his status as a Service Provider (as defined in the Stock Agreements) ceased as of the Termination Date and, other than as provided in this paragraph, Executive’s options shall cease vesting and will remain exercisable, to the extent vested, for the period prescribed in Paragraph 1(c) below. Executive acknowledges that, as of the Termination Date, Executive has already fully vested in and exercised the ISOs. The Company shall modify Executive’s NSO Agreements to provide that Executive shall vest, as of the Effective Date of this Agreement, in the number of options Executive would have vested in had Executive remained employed through March 31, 2011, and no more. Following such acceleration and as of the Effective Date of this Agreement, Executive will have vested in:

i.	5,000 shares under the February 2010 NSO;
ii.	7,500 shares under the July 2009 NSO;
iii.	15,000 shares under the February 2009 NSO;
iv.	42,187 shares under the October 2008 NSO;
v.	25,000 shares under the October 2007 NSO;
vi.	80,000 shares under the November 2006 NSO;
vii.	100,000 shares under the October 2005 NSO.

Except as modified herein, all other terms of the ISO Agreements and NSO Agreements shall continue to govern the exercise and vesting of Executive’s options under the Stock Option Agreements to purchase shares of the Company’s common stock.

c. Extension of Exercise Period. Notwithstanding anything to the contrary set forth in the applicable Stock Agreements, Executive and the Company agree that, with respect to all shares subject to vested options under the Stock Agreements, Executive shall be entitled to exercise said shares for a period of two (2) years following the Termination Date. Except as modified herein, all other terms of the Stock Option Agreements and the Company’s 1998 Stock Plan and 2005 Equity Incentive Plan shall continue to govern the exercise and vesting of Executive’s options under the Stock Option Agreements to purchase shares of the Company’s common stock.

d. COBRA. The Company shall pay for Executive’s COBRA coverage for a period of twelve (12) months, provided Executive timely elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA. COBRA payments shall be made by the Company to directly to the insurer.

e. Opportunity to Provide Post-Employment Consulting Services. The Company agrees to retain Executive to perform services for the Company as a Consultant pursuant to the terms of the Consulting Agreement attached hereto as Exhibit 1 (the “Consulting Agreement”). During the consulting term, Executive agrees to reasonably assist the Company in connection with the transitioning of Executive’s duties, and to perform such other duties as set forth in the Consulting Agreement. As he will no longer be an employee of the Company during the consulting term, Executive agrees not to speak on behalf of the Company or represent himself to be an agent, officer, employee or representative of the Company except as requested by the Company and as set forth in the Consulting Agreement. Nothing in this Agreement or the Consulting Agreement pertaining to Executive’s anticipated role as a Consultant shall in any way be construed to constitute Executive as a continuing agent, officer, employee, or representative of the Company after the Termination Date, but Executive shall perform the services under the Consulting Agreement solely as an independent contractor.

2. Benefits. Executive’s health insurance benefits shall cease on the last day of September 2010, subject to Executive’s right to continue his health insurance under COBRA. Executive’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options (other than in accordance with the Stock Agreements as amended hereby), and the accrual of bonuses, vacation, and paid time off, ceased as of the Termination Date.

3. Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Executive.

4. Directors & Officers Liability Insurance (“D&O Policy”). The Parties acknowledge and understand that the Company’s D&O Policy will cover Executive throughout the time period in which Executive was an officer of the Company and will cover all applicable claims against Executive in accordance with the terms of the D&O Policy, in such capacity or otherwise, even if made after the Termination Date.

5. Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Executive, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a. any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the California Family Rights Act; the California Labor Code; the California Workers’ Compensation Act; and the California Fair Employment and Housing Act;

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

h. any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including, but not limited to, Executive’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Executive the right to recover any monetary damages against the Company; Executive’s release of claims herein bars Executive from recovering such monetary relief from the Company). Notwithstanding the foregoing, Executive acknowledges that any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with Paragraph 19, which precludes Executive from filing a claim with the Division of Labor Standards Enforcement. Executive represents that he has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

6. Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment

Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Executive acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

7. California Civil Code Section 1542. Executive acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Executive, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

8. No Pending or Future Lawsuits. Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

9. Application for Employment. Executive understands and agrees that, as a condition of this Agreement, Executive shall not be entitled to any employment with the Company, and Executive hereby waives any right, or alleged right, of employment or re-employment with the Company. Executive further agrees not to apply for employment with the Company and not otherwise pursue an independent contractor or vendor relationship with the Company.

10. Confidentiality. Executive agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this

Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Executive may disclose Separation Information only to his immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Executive’s attorney(s), and Executive’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Executive agrees that he will not publicize, directly or indirectly, any Separation Information. Notwithstanding the foregoing, the Parties acknowledge that Executive shall have no obligation to keep confidential any Separation Information which has been made publicly available by the Company.

Executive acknowledges and agrees that the confidentiality of the Separation Information is of the essence. The Parties agree that if the Company proves that Executive breached this Confidentiality provision, the Company shall be entitled to an award of its costs spent enforcing this provision, including all reasonable attorneys’ fees associated with the enforcement action, without regard to whether the Company can establish actual damages from Executive’s breach, except to the extent that such breach constitutes a legal action by Executive that directly pertains to the ADEA. Any such individual breach or disclosure shall not excuse Executive from his obligations hereunder, nor permit him to make additional disclosures. Executive warrants that he has not disclosed, orally or in writing, directly or indirectly, any of the Separation Information to any unauthorized party.

11. Trade Secrets and Confidential Information/Company Property. Executive reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and nonsolicitation of Company employees. Executive’s signature below constitutes his certification under penalty of perjury that he has returned all documents and other items provided to Executive by the Company, developed or obtained by Executive in connection with his employment with the Company, or otherwise belonging to the Company.

12. No Cooperation. Executive agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation, prosecution or defense of any disputes, differences, grievances, claims, charges, or complaints between any third party and any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation, prosecution or defense of any disputes, differences, grievances, claims, charges, or complaints involving any of the Releasees, Executive shall state no more than that he cannot provide counsel or assistance. Executive agrees that the restrictions contained in this section shall include, but not be limited to, serving as an expert witness in any legal proceeding for a party adverse to any of the Releasees and to encouraging, counseling, or assisting, in any manner, any stockholder, group of stockholders, or advisors thereto, in an effort to influence any decisions, actions, or policies of any of the Releasees.

13. Nondisparagement. Employee agrees to refrain from any disparaging statements about the Company or any of the other Releasees including, without limitation, the business, products, intellectual property, financial standing, future, or employment/compensation/benefit practices of the Company. Employee shall direct any inquiries by potential future employers to the Company’s human resources department, which shall use its best efforts to provide only the Employee’s last position and dates of employment.

14. Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Executive acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Executive challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement or the Consulting Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Executive under this Agreement and to obtain damages, except as provided by law, including without limitation all consideration described in Section 1 hereof and all consideration provided pursuant to the Consulting Agreement.

15. No Admission of Liability. Executive understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.

16. Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

17. ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN SANTA CLARA COUNTY, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION

WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

18. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on his behalf under the terms of this Agreement. Executive agrees and understands that he is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

19. Section 409A. If the Company determines that any cash severance benefits, health continuation coverage, or additional benefits provided under this Agreement shall fail to satisfy the distribution requirement of Section 409A(a)(2)(A) or the Internal Revenue Code of 1986, as amended (the “Code”) as result of Section 409A(a)(2)(B)(i) of the Code, the payment of such benefit shall be accelerated to the minimum extent necessary so that the benefit is not subject to the provisions of Section 409(a)(1) of the Code. (It is the intention of the preceding sentence to apply the short-term deferral provisions of Section 409A of the Code, and the regulations and other guidance thereunder, to such payments, and the payment schedule as revised after the application of the preceding sentence shall be referred to as the “Revised Payment Schedule.”) However, if there is no Revised Payment Schedule that would avoid the application of Section 409A(a)(1) of the Code, the payment of such benefits shall not be paid pursuant to a Revised Payment Schedule and instead shall be delayed to the minimum extent necessary so that such benefits are not subject to the provisions of section 409A(a)(1) of the Code. The Company may attach conditions to or adjust the amounts paid pursuant to this paragraph to preserve, as closely as possible, the economic consequences that would have applied in the absence of this paragraph; provided, however, that no such condition or adjustment shall result in the payments being subject to Section 409A(a)(1) of the Code.

20. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

21. No Representations. Executive represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

22. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

23. Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

24. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company, with the exception of the Confidentiality Agreement and the Stock Agreements.

25. No Oral Modification. This Agreement may only be amended in a writing signed by Executive and the Company’s Chief Executive Officer.

26. Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Executive consents to personal and exclusive jurisdiction and venue in the State of California.

27. Effective Date. Executive understands that this Agreement shall be null and void if not executed by him within twenty one (21) days. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Executive signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

28. Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

29. Voluntary Execution of Agreement. Executive understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Executive acknowledges that:

(a) he has read this Agreement;

(b)	he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel;

(c)	he understands the terms and consequences of this Agreement and of the releases it contains; and

(d)	he is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

ALLEN LAM, an individual

Dated: September 30, 2010	/s/ Allen Lam
Allen Lam

ADVANCED ANALOGIC TECHNOLOGIES, INC.

Dated: September 30, 2010	By:	/s/ Richard K. Williams
Richard K. Williams
President & Chief Executive Officer

EXHIBIT 1

ADVANCED ANALOGIC TECHNOLOGIES, INC.

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into as of                              (the “Effective Date”) by and between Advanced Analogic Technologies, Inc., a Delaware corporation with its principal office and place of business located at 3230 Scott Blvd., Santa Clara, CA 95054 (the “Company”), and Allen Lam, an individual residing at 45640 Montclaire Terrace, Fremont, CA 94539(“Consultant”) (each herein referred to individually as a “Party,” or collectively as the “Parties”).

The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company, and Consultant is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the Parties agree as follows:

1. Services and Compensation

Consultant shall perform the services described in Exhibit A (the “Services”) for the Company (or its designee), and the Company agrees to pay Consultant the compensation described in Exhibit A for Consultant’s performance of the Services.

2. Confidentiality

A. Definition of Confidential Information. “Confidential Information” means any non-public information that relates to the actual or anticipated business and/or products, research or development of the Company, its affiliates or subsidiaries, or to the Company’s, its affiliates’ or subsidiaries’ technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s, its affiliates’ or subsidiaries’ products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the term of this Agreement), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company, its affiliates or subsidiaries, either directly or indirectly, in writing, orally or by drawings or inspection of premises, parts, equipment, or other property of Company, its affiliates or subsidiaries. Notwithstanding the foregoing, Confidential Information shall not include any such information which Consultant can establish (i) was publicly known or made generally available prior to the time of disclosure to Consultant; (ii) becomes publicly known or made generally available after disclosure to Consultant through no wrongful action or inaction of Consultant; or (iii) is in the rightful possession of Consultant, without confidentiality obligations, at the time of disclosure as shown by Consultant’s then-contemporaneous written records.

B. Nonuse and Nondisclosure. During and after the term of this Agreement, Consultant will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information, and Consultant will not (i) use the Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services on behalf of the Company, or (ii) disclose the Confidential Information to any third party without the prior written consent of an authorized representative of Company. Consultant may disclose Confidential Information to the extent compelled by applicable law; provided however, prior to such disclosure, Consultant shall provide prior written notice to Company and seek a protective order or such similar confidential protection as may be available under applicable law. Consultant agrees that no ownership of Confidential Information is conveyed to the Consultant. Without limiting the foregoing, Consultant shall not use or disclose any Company property, intellectual property rights, trade secrets or other proprietary know-how of the Company to invent, author, make, develop, design, or otherwise enable others to invent, author, make, develop, or design identical or substantially similar designs as those developed under this Agreement for any third party. Consultant agrees that Consultant’s obligations under this Section 2.B shall continue after the termination of this Agreement.

C. Other Client Confidential Information. Consultant agrees that Consultant will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or concurrent employer of Consultant or other person or entity with which Consultant has an obligation to keep in confidence. Consultant also agrees that Consultant will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.

D. Third Party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that at all times during the term of this Agreement and thereafter, Consultant owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.

3. Ownership

A. Assignment of Inventions. Consultant agrees that all right, title, and interest in and to any copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Consultant, solely or in collaboration with others, during the term of this Agreement and arising out of, or in connection with, performing the Services under this Agreement and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of the Company. Consultant also agrees to promptly make full written disclosure to the Company of any Inventions and to deliver and assign (or cause to be assigned) and hereby irrevocably assigns fully to the Company all right, title and interest in and to the Inventions.

B. Pre-Existing Materials. Subject to Section 3.A, Consultant agrees that if, in the course of performing the Services, Consultant incorporates into any Invention or utilizes in the performance of the Services any pre-existing invention, discovery, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by Consultant or in which Consultant has an interest (“Prior Inventions”), (i) Consultant will provide the Company with prior written notice and (ii) the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Consultant will not incorporate any invention, improvement, development, concept, discovery, work of authorship or other proprietary information owned by any third party into any Invention without Company’s prior written permission.

C. Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Consultant hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.

D. Maintenance of Records. Consultant agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Consultant (solely or jointly with others) during the term of this Agreement, and for a period of three (3) years thereafter. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that is customary in the industry and/or otherwise specified by the Company. Such records are and remain the sole property of the Company at all times and upon Company’s request, Consultant shall deliver (or cause to be delivered) the same.

E. Further Assurances. Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title, and interest in and to all Inventions and testifying in a suit or other proceeding relating to such Inventions. Consultant further agrees that Consultant’s obligations under this Section 3.E shall continue after the termination of this Agreement.

F. Attorney-in-Fact. Consultant agrees that, if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3.A, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

4. Conflicting Obligations

A. Consultant represents and warrants that Consultant has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Consultant’s obligations to the Company under this Agreement, and/or Consultant’s ability to perform the Services. Consultant will not enter into any such conflicting agreement during the term of this Agreement. However, nothing in this Agreement shall prevent Consultant from accepting full-time employment as long as Consultant remains in compliance with the terms of this Agreement.

B. In light of the unique and specialized nature of Consultant’s services, Consultant shall have the right to subcontract the performance of any Services only with the prior written permission of the Company. In the event the Company authorizes Consultant to subcontract the performance of any Services, Consultant shall require all Consultant’s employees, contractors, or other third-parties performing Services under this Agreement to execute a Confidential Information and Assignment Agreement in a form acceptable to the Company, and promptly provide a copy of each such executed agreement to the Company. Consultant’s violation of this Article 4 will be considered a material breach under Section 7.B.

5. Return of Company Materials

Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will immediately deliver to the Company, and will not keep in Consultant’s possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Confidential Information, tangible embodiments of the Inventions, all devices and equipment belonging to the Company, all electronically-stored information and passwords to access such property, those records maintained pursuant to Section 3.D and any reproductions of any of the foregoing items that Consultant may have in Consultant’s possession or control.

6. Reports

Consultant agrees that Consultant will periodically keep the Company advised as to Consultant’s progress in performing the Services under this Agreement. Consultant further agrees that Consultant will, as requested by the Company, prepare written reports with respect to such progress. The Company and Consultant agree that the reasonable time expended in preparing such written reports will be considered time devoted to the performance of the Services.

7. Term and Termination

A. Term. This Agreement will commence on the Effective Date and will continue until the one (1) year anniversary of the Effective Date (the “Consulting Term”).

B. Termination. The Company may terminate this Agreement immediately and without prior notice if Consultant refuses to or is unable to perform the Services or is in breach of any material provision of this Agreement. Consultant may terminate this Agreement upon 10 days’ written notice to the Company.

C. Survival. Upon termination, all rights and duties of the Company and Consultant toward each other shall cease except:

(1) The Company will pay, within thirty (30) days after the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related reimbursable expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Article 1 of this Agreement; and

(2) Article 2 (Confidentiality), Article 3 (Ownership), Section 4.B (Conflicting Obligations), Article 5 (Return of Company Materials), Article 7 (Term and Termination), Article 8 (Independent Contractor; Benefits), Article 9 (Indemnification), Article 10 (Limitation of Liability), Article 11 (Arbitration and Equitable Relief), and Article 12 (Miscellaneous) will survive termination or expiration of this Agreement in accordance with their terms.

8. Independent Contractor; Benefits

A. Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance, except as expressly provided in Exhibit A. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.

B. Benefits. The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company where benefits include, but are not limited to, paid vacation, sick leave, medical insurance and 401k participation. If Consultant is reclassified by a state or federal agency or court as the Company’s employee, Consultant will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.

9. Indemnification

Consultant agrees to indemnify and hold harmless the Company and its affiliates and their directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act of Consultant or Consultant’s assistants, employees, contractors or agents, (ii) a determination by a court or agency that the Consultant is not an independent contractor, (iii) any breach by the Consultant or Consultant’s assistants, employees, contractors or agents of any of the covenants contained in this Agreement and corresponding Confidential Information and Invention Assignment Agreement, or (iv) any failure of Consultant to perform the Services in accordance with all applicable laws, rules and regulations.

10. Limitation of Liability

IN NO EVENT SHALL COMPANY BE LIABLE TO CONSULTANT OR TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER COMPANY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT SHALL COMPANY’S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNTS PAID BY COMPANY TO CONSULTANT UNDER THIS AGREEMENT FOR THE SERVICES, DELIVERABLES OR INVENTION GIVING RISE TO SUCH LIABILITY.

11. Arbitration and Equitable Relief

A. Arbitration. IN CONSIDERATION OF CONSULTANT’S CONSULTING RELATIONSHIP WITH COMPANY, ITS PROMISE TO ARBITRATE ALL DISPUTES RELATED TO CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY AND CONSULTANT’S RECEIPT OF THE COMPENSATION AND OTHER BENEFITS PAID TO CONSULTANT BY COMPANY, AT PRESENT AND IN THE FUTURE, CONSULTANT AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER OR

BENEFIT PLAN OF THE COMPANY IN THEIR CAPACITY AS SUCH OR OTHERWISE), WHETHER BROUGHT ON AN INDIVIDUAL, GROUP, OR CLASS BASIS, ARISING OUT OF, RELATING TO, OR RESULTING FROM CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE ARBITRATION RULES SET FORTH IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1280 THROUGH 1294.2, INCLUDING SECTION 1281.8 (THE “ACT”) AND PURSUANT TO CALIFORNIA LAW. THE FEDERAL ARBITRATION ACT SHALL CONTINUE TO APPLY WITH FULL FORCE AND EFFECT NOTWITHSTANDING THE APPLICATION OF PROCEDURAL RULES SET FORTH IN THE ACT. DISPUTES WHICH CONSULTANT AGREES TO ARBITRATE, AND THEREBY AGREES TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE SARBANES-OXLEY ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE CALIFORNIA FAMILY RIGHTS ACT, THE CALIFORNIA LABOR CODE, CLAIMS OF HARASSMENT, DISCRIMINATION AND WRONGFUL TERMINATION AND ANY STATUTORY OR COMMON LAW CLAIMS. CONSULTANT FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH CONSULTANT.

B. Procedure. CONSULTANT AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”) PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”). CONSULTANT AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION AND MOTIONS TO DISMISS AND DEMURRERS, PRIOR TO ANY ARBITRATION HEARING. CONSULTANT AGREES THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. CONSULTANT ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. CONSULTANT AGREES THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. CONSULTANT AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. CONSULTANT FURTHER AGREES THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN SAN JOSE, CALIFORNIA.

C. Remedy. EXCEPT AS PROVIDED BY THE ACT AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN CONSULTANT AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE ACT AND THIS AGREEMENT, NEITHER CONSULTANT NOR THE COMPANY

WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION.

D. Availability of Injunctive Relief. IN ACCORDANCE WITH RULE 1281.8 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE PARTIES AGREE THAT ANY PARTY MAY ALSO PETITION THE COURT FOR INJUNCTIVE RELIEF WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF ANY AGREEMENT REGARDING INTELLECTUAL PROPERTY, CONFIDENTIAL INFORMATION OR NONINTERFERENCE. IN THE EVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS’ FEES.

E. Administrative Relief. CONSULTANT UNDERSTANDS THAT EXCEPT AS PERMITTED BY LAW THIS AGREEMENT DOES NOT PROHIBIT CONSULTANT FROM PURSUING CERTAIN ADMINISTRATIVE CLAIMS WITH LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODIES OR GOVERNMENT AGENCIES SUCH AS THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE CONSULTANT FROM BRINGING ANY ALLEGED WAGE CLAIMS WITH THE DEPARTMENT OF LABOR STANDARDS ENFORCEMENT. LIKEWISE, THIS AGREEMENT DOES PRECLUDE CONSULTANT FROM PURSUING COURT ACTION REGARDING ANY ADMINISTRATIVE CLAIMS, EXCEPT AS PERMITTED BY LAW.

F. Voluntary Nature of Agreement. CONSULTANT ACKNOWLEDGES AND AGREES THAT HE IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. CONSULTANT FURTHER ACKNOWLEDGES AND AGREES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND THAT CONSULTANT HAS ASKED ANY QUESTIONS NEEDED FOR CONSULTANT TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT CONSULTANT IS WAIVING HIS RIGHT TO A JURY TRIAL. FINALLY, CONSULTANT AGREES THAT HE HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF CONSULTANT’S CHOICE BEFORE SIGNING THIS AGREEMENT.

12. Miscellaneous

A. Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by the laws of the State of California, without regard to the conflicts of law provisions of any jurisdiction. To the extent that any lawsuit is permitted under this Agreement, the Parties hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in California.

B. Assignability. This Agreement will be binding upon Consultant’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as expressly stated. Except as may otherwise be provided in this Agreement, Consultant may not sell, assign or delegate any rights or obligations under this Agreement. Notwithstanding anything to the contrary herein, Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise.

C. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties. Consultant represents and warrants that he is not relying on any statement or representation not contained in this Agreement. To the extent any terms set forth in any exhibit or schedule conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule.

D. Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

E. Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

F. Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the Parties. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

G. Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by confirmed facsimile, or (iii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 12.G.

(1)	If to the Company, to:
3230 Scott Blvd.
Santa Clara 95054
	Attention:	Lorelei Poulton

	Telephone:	(408) 330-1400
	Fax:	(408) 737-4611

(2) If to Consultant, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Consultant provided by Consultant to the Company.

H. Attorneys’ Fees. In any court action at law or equity that is brought by one of the Parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled.

I. Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.

(signature page follows)

IN WITNESS WHEREOF, the Parties hereto have executed this Consulting Agreement as of the date first written above.

Consultant		Advanced Analogic Technologies, Inc.

By:		By:

Name:	Allen Lam	Name:	Richard K. Williams

		Title:	President & Chief Executive Officer

Address for Notice: